KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For Fiscal Years Ended
June 30, 2007, 2006 and 2005

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES
INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Report of Independent Registered Public Accounting Firm	F-1

Audited Consolidated Balance Sheets as of June 30, 2007 and 2006	F-2

Audited Consolidated Statements of Income and Other Comprehensive Income for the Years Ended June 30, 2007, 2006 and 2005	F-3

Audited Consolidated Statements of Shareholders’ Equity for the Years Ended June 30, 2007, 2006 and 2005	F-4

Audited Consolidated Statements of Cash Flows for the Years Ended June 30, 2007, 2006 and 2005	F-5

Notes to Audited Consolidated Financial Statements for the Years Ended June 30, 2007, 2006 and 2005	F-6 to F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Karmoya International Limited and Subsidiaries

We have audited the accompanying balance sheets of Karmoya International Limited and Subsidiaries as of June 30, 2007 and 2006, and the related statements of income and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Karmoya International Limited and Subsidiaries as of June 30, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
September 28, 2007

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 AND 2006

ASSETS

	2007	2006
CURRENT ASSETS:
Cash	$17,737,208	$3,371,598
Restricted cash	8,410,740	8,432,999
Accounts receivable, net of allowance for doubtful accounts of $166,696
and $158,710 as of June 30, 2007 and 2006, respectively	11,825,442	9,758,715
Accounts receivable - related parties	498,940	413,850
Notes receivable	57,965	29,162
Inventories	5,130,934	6,573,362
Other receivables	23,623	2,073
Advance to suppliers	313,018	232,708
Deferred expense	88,815	1,613,077
Tax prepayment	12,153	-
Total current assets	44,098,838	30,427,544

PLANT AND EQUIPMENT, net	10,179,134	4,860,561

OTHER ASSETS:
Intangible assets, net	1,119,087	1,184,843

Total assets	$55,397,059	$36,472,948

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,051,506	$3,935,433
Short term bank loans	4,602,500	5,634,000
Notes payable	8,410,740	8,432,999
Other payables	1,367,052	2,071,905
Other payables - related parties	933,132	4,649,691
Accrued liabilities	216,468	161,558
Taxes payable	-	2,146,887
Dividend payable	10,520,000	-
Total current liabilities	28,101,398	27,032,473

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common Stock, $1 par value, 10,000 shares authorized,
10,000 shares issued and outstanding	10,000	10,000
Paid-in-capital	18,339,000	13,211,000
Subscription receivable	(11,000)	(11,000)
Captial contribution receivable	(12,000,000)	(12,000,000)
Retained earnings	17,653,583	7,453,497
Statutory reserves	2,157,637	648,667
Accumulated other comprehensive income	1,146,441	128,311
Total shareholders' equity	27,295,661	9,440,475
Total liabilities and shareholders' equity	$55,397,059	$36,472,948

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	2007	2006	2005
Sales	$72,259,812	$45,242,987	$10,852,106
Sales - related party	3,933,881	3,913,452	1,899,266
TOTAL REVENUE	76,193,693	49,156,439	12,751,372

COST OF SALES	21,161,530	15,686,233	8,771,942

GROSS PROFIT	55,032,163	33,470,206	3,979,430

RESEARCH AND DEVELOPMENT EXPENSE	11,143,830	13,642,200	1,240,252

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	25,579,361	7,894,672	1,689,004

INCOME FROM OPERATIONS	18,308,972	11,933,334	1,050,174

Other expense, net	-	7,176	-
Non-operating income	(6,593,145)	-	-
Non-operating expense	6,189	1,230	3,752
Interest (expense) income, net	211,616	378,410	249,567
OTHER EXPENSE (INCOME), NET	(6,375,340)	386,816	253,319

INCOME BEFORE PROVISION FOR INCOME TAXES	24,684,312	11,546,518	796,855

PROVISION FOR INCOME TAXES	2,631,256	3,810,351	262,962

NET INCOME	22,053,056	7,736,167	533,893

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	1,018,130	128,311	-

COMPREHENSIVE INCOME	$23,071,186	$7,864,478	$533,893

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	Number		Additional		Capital			Accumulated other
	of	Common	Paid-in	Subscription	contribution	Statutory	Retained	comprehensive
	shares	stock	capital	receivable	receivable	reserves	earnings	income	Totals
BALANCE, June 30, 2004	10,000	$10,000	$13,211,000	$(11,000)	$(12,000,000)	$-	$(167,896)	$-	$1,042,104
Recapitalization of Company									-
Adjustment to statutory reserve						136,409	(136,409)		-
Net income							533,893		533,893
Foreign currency translation gain								-	-
BALANCE, June 30, 2005	10,000	$10,000	$13,211,000	$(11,000)	$(12,000,000)	$136,409	$229,588	$-	$1,575,997
Adjustment to statutory reserve						512,258	(512,258)		-
Net income							7,736,167		7,736,167
Foreign currency translation gain								128,311	128,311
BALANCE, June 30, 2006	10,000	$10,000	$13,211,000	$(11,000)	$(12,000,000)	$648,667	$7,453,497	$128,311	$9,440,475
Capital contribution			5,128,000						5,128,000
Dividend distribution							(10,344,000)		(10,344,000)
Adjustment to statutory reserve						1,508,970	(1,508,970)		-
Net income							22,053,056		22,053,056
Foreign currency translation gain								1,018,130	1,018,130
BALANCE, June 30, 2007	10,000	$10,000	$18,339,000	$(11,000)	$(12,000,000)	$2,157,637	$17,653,583	$1,146,441	$27,295,661

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,053,056	$7,736,167	$533,893
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	364,417	255,602	198,936
Amortization of intangible assets	122,126	111,786	91,541
Bad debt expense	-	157,214	-
(Increase) decrease in assets:
Accounts receivable	(1,534,814)	(6,945,531)	(2,763,440)
Accounts receivable - related parties	(62,599)	(12,538)	(208,171)
Notes receivables	(26,626)	(28,888)	-
Inventories	1,727,215	(3,680,020)	(2,469,894)
Other receivables	(20,889)	3,359	23,675
Advance to suppliers	(66,821)	264,641	36,231
Deferred expense	1,563,800	(1,445,205)	(148,951)
Tax prepayment	(11,837)	-	-
Increase (decrease) in liabilities:
Accounts payable	(2,027,968)	764,749	2,488,262
Other payables	(827,498)	(630,146)	653,413
Other payables - related parties	(3,848,086)	(1,470,501)	3,263,419
Accrued liabilities	45,567	70,348	68,346
Taxes payable	(2,157,075)	1,905,120	156,352
Net cash provided by (used in) operating activities	15,291,968	(2,943,843)	1,923,612

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	-	(34,106)	(827,223)
Purchase of equipment	(183,237)	(531,890)	(356,135)
Net cash used in investing activities	(183,237)	(565,996)	(1,183,358)

CASH FLOWS FINANCING ACTIVITIES:
Proceeds from bank loans	4,471,600	5,568,750	-
Payments for bank loans	(5,688,450)	-	-
Notes payable	(435,022)	4,544,294	3,716,467
Restricted cash	435,022	(4,544,212)	(3,716,546)
Net cash (used in) provided by financing activities	(1,216,850)	5,568,832	(79)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	473,729	74,821	-

INCREASE IN CASH	14,365,610	2,133,814	740,175

CASH, beginning of the year	3,371,598	1,237,784	497,609

CASH, end of the year	$17,737,208	$3,371,598	$1,237,784

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these statements.

See Notes to Consolidated Financial Statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

Note 1 - Organization

Karmoya International Limited (“Karmoya” or the “Company”) was established on July 18, 2007, under the laws of British Virgin Islands. The majority shareholders of Karmoya are Chinese citizens who own 100% of Laiyang Jiangbo Pharmaceutical Co., Ltd (“Laiyang Jiangbo”) which is a limited liability company and was formed under laws of the People’s Republic of China (“PRC”). Karmoya was established as a “special purpose vehicle” for the foreign fund rising for Laiyang Jiangbo. China State Administration of Foreign Exchange (“SAFE”) requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matter under the “Circular 106” in PRC. On September 19, 2007, Karmoya was approved by local Chinese SAFE as a “special purpose vehicle” offshore company.

On September 20, 2007, Karmoya acquired 100% of Union Well International Limited (“Union Well”), a Cayman Islands corporation established on May 9, 2007. On September 17, 2007, Union Well established a 100% subsidiary, Genesis Jiangbo (Laiyang) Biotech Technology Co., Ltd. (“GJBT”), in PRC as a wholly owned foreign limited liability company with registered capital of $12 million. GJBT is engaged in the developing, manufacturing and selling healthy medicines.

Laiyang Jiangbo was formed under laws of the People’s Republic of China in August, 2003 with registered capital of $1,210,000 (RMB 10,000,000). On December 1, 2006, Laiyang Jiangbo’s registered capital increased to $6,664,000 (RMB 50,000,000). Laiyang Jiangbo produces and sells western pharmaceuticals. Further, Laiyang Jiangbo is focused on the development of innovative medicines to address various medical needs for patients worldwide. Laiyang Jiangbo’s operates in 26 provinces and is headquartered in Laiyang City, Shandong province, China.

On September 21, 2007, GJBT entered a series of contractual arrangements (the “Contractual Arrangements”) with Laiyang Jiangbo and its shareholders in which GJBT takes over management of business activities of Laiyang Jiangbo and holds a 100% variable interest in Laiyang Jiangbo. The Contractual Arrangements are comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which GJBT has the right to advise, consult, manage and operate each of Laiyang Jiangbo, and collect and own all of their respective net profits. Additionally, Laiyang Jiangbo’s Shareholders have granted their voting rights over Laiyang Jiangbo to GJBT. In order to further reinforce GJBT’s rights to control and operate Laiyang Jiangbo, Laiyang Jiangbo and its shareholders have granted GJBT, the exclusive right and option to acquire all of their equity interests in Laiyang Jiangbo or, alternatively, all of the assets of Laiyang Jiangbo. Further Laiyang Jiangbo Shareholders have pledged all of their rights, titles and interests in the Laiyang Jiangbo to GJBT. As both companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Laiyang Jiangbo’s results, assets and liabilities in its financial statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

Through GJBT, Karmoya operates and controls Laiyang Jiangbo through the Contractual Arrangements. The reasons that Karmoya used the contractual arrangements to acquire control of Laiyang Jiangbo, instead of using a complete acquisition of Laiang Jiangbo’s assets or equity to make Laiyang Jiangbo a wholly-owned subsidiary of Karmoya, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires Laiyang Jiangbo be acquired for cash and Karmoya was not able to raise sufficient funds to pay the full appraised value for Laiyang Jiangbo’s assets or shares as required under PRC law.

Note 2 - Summary of significant accounting policies

Basis of presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Principles of consolidation

The accompanying consolidated financial statements include the financial statements of Karmoya International Limited and it’s wholly owned subsidiaries, Union Well, GJBT, and its 100% variable interest entity Laiyang Jiangbo. All significant inter-company transactions and balances have been eliminated in consolidation.

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

In connection with the adoption of FIN 46R, the Company concludes that Laiyang Jiangbo is a VIE and the Company is the primary beneficiary. Under FIN 46R transition rules, the financial statements of Laiyang Jiangbo are then consolidated into the Company’s consolidated financial statements.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

Translation adjustments amounted to $1,146,441 and $128,311 as of June 30, 2007 and 2006, respectively. Asset and liability accounts at June 30, 2007 were translated at 7.60 RMB to $1.00 USD as compared to 7.99 RMB at June 30, 2006. Equity accounts were stated at their historical rate. The average translation rates applied to income statements for the year ended June 30, 2007, 2006 and 2005 were 7.81 RMB, 8.06 RMB and 8.26 RMB, respectively. In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.
Revenue recognition

Product sales are generally recognized when title to the product has transferred to customers in accordance with the terms of the sale. The Company recognizes revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104 (together, “SAB 104”), and Statement of Financial Accounting Standards (“SFAS”) No. 48 “Revenue Recognition When Right of Return Exists.” SAB 104 states that revenue should not be recognized until it is realized or realizable and earned. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

The Company is generally not contractually obligated to accept returns. However, on a case by case negotiated basis, the Company permits customers to return their products. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 48, "Revenue Recognition when the Right of Return Exists", revenue is recorded net of an allowance for estimated returns. Such reserves are based upon management's evaluation of historical experience and estimated costs. The amount of the reserves ultimately required could differ materially in the near term from amounts included in the accompanying consolidated financial statements.

Shipping and handling

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs. Shipping and handling costs amounted to $514,401, $153,881, and $38,979, respectively, for the years ended June 30, 2007, 2006 and 2005.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts and sales returns, the allowance for obsolete inventory, the useful life of property and equipment and intangible assets, and accruals for taxes due.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

Financial instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, notes receivable, other receivables, prepayments, accounts payable, other payable, accrued liabilities, customer deposits, tax payable, and loans to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Cash and cash equivalents

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China. For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. Total cash (including restricted cash balances) in banks at June 30, 2007 and 2006 amounted to $26,278,194 and $11,787,389, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted cash

The Company had restricted cash of $8,410,740 and $8,432,999 as of June 30, 2007 and June 30, 2006, respectively. The restricted funds are kept as security deposits for bank acceptance related to the Company’s notes payable.

Accounts receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are written off after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts receivable, net of allowance for doubtful accounts outstanding at June 30, 2007 and 2006 amounted to $11,825,442 and $9,758,715, respectively.

The activity in the allowance for doubtful accounts for accounts receivable for the periods ended June 30, 2007 and 2006 is as follows:

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

	June 30,	June 30,
	2007	2006
Beginning allowance for doubtful accounts	$158,710	-
Additions charged to bad debt expense	-	158,710
Write-off charged against the allowance	-	-
Foreighn currency translation adjustments	7,986	-
Ending allowance for doubtful accounts	$166,696	158,710

Inventories

Inventories, consisting of raw materials and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. As of June 30, 2007 and 2006, inventories consisted of the following:

	2007	2006
Raw materials	$2,955,915	$4,905,832
Packing materials	609	39,093
Finished goods	2,174,410	1,628,437
Total	$5,130,934	$6,573,362

The Company reviews its inventory periodically for possible obsolete goods or to determine if any reserves are necessary. As of June 30, 2007 and 2006, the Company has determined that no reserves are necessary.

Advance to suppliers

The Company advances monies to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

Plant and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Useful Life
Building and building improvements	20 – 40	Years
Manufacturing equipment	10 – 15	Years
Office equipment and furniture	5 – 8	Years
Vehicle	5	Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Long-lived assets of the Company are reviewed periodically, or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2007, the Company expects these assets to be fully recoverable.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

As of June 30, 2007 and 2006, property and equipment consist of the following:

	2007	2006
Building and building improvements	$9,824,210	$4,332,980
Manufacturing equipment	785,219	737,960
Office equipment and furniture	217,813	195,752
Vehicle	233,385	76,936
Total	11,060,627	5,343,628
Less: accumulated depreication	881,493	483,067
Total	$10,179,134	$4,860,561

For the year ended June 30, 2007, 2006 and 2005, depreciation expense amounted to $364,417, $255,602 and $198,936, respectively.

Intangible assets

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. The Company has recorded the costs paid to acquire a long-term interest to utilize the land underlying the Company's facility as land use rights. This type of arrangement is common for the use of land in the PRC. The land use rights are amortized on the straight-line method over the term of the land use rights of 50 years. The Company purchased land use rights on August 2004 for an original price of approximately $878,702.

Purchased technological know-how includes secret formulas, manufacturing processes, technical, procedural manuals and the certificate of drugs production and is amortized using the straight-line method over the expected useful economic life of 5 years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret to the Company as agreed between the Company and the selling parties.

Intangible assets of the Company are reviewed periodically or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2007, the Company expects these assets to be fully recoverable.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

At June 30, 2007 and 2006, intangible assets consist of the following:

	Useful Life	2007	2006
Land Use Right	40 Years	$954,954	$909,202
Patent	5 Years	486,550	463,240
License	5 Years	20,974	19,969
Total		1,462,478	1,392,411
Less: accumulated Amortization		343,391	207,568
Total		$1,119,087	$1,184,843

As of June 30, 2007 and 2006, accumulated amortization amounted to $343,391 and $207,568, respectively. Total amortization expense for the years ended June 30, 2007, 2006 and 2005 amounted to $122,126, $111,786 and $91,541, respectively.

Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. There are no deferred tax amounts at June 30, 2007 and 2006. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current ax assets and liabilities on a net basis.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

Value added tax

Enterprises or individuals who sell products, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products, raw materials used in the production of the Company’s finished products, and payment of freight expenses can be used to offset the VAT due on sales of the finished product.

VAT on sales and VAT on purchases amounted to $5,523,840 and $262,013 for the year ended June 30, 2007, $8,410,050 and $151,889 for the year ended June 30, 2006, and $2,167,733 and $249,678 for the year ended June 30, 2005, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday. The Chinese local government has exempted the Company’s VAT tax payable from January 1, 2007 to June 30, 2007.

Advertising

Advertising is expensed as incurred. Advertising expenses amounted to $8,064,137, $1,213,733 and $120,722 for the years ended June 30, 2007, 2006 and 2005, respectively.

Research and development

Research and development costs are expensed as incurred. These costs primarily consist of cost of material used and salaries paid for the development of the Company’s products and fees paid to third parties. Research and development costs for the years ended June 30, 2007, 2006 and 2005 were approximately $11,143,830, $13,642,200 and $1,240,252, respectively, and are included in operating expenses.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which provides guidance for how companies should measure fair value when required to use a fair value measurement for recognition or disclosure purposes under generally accepted accounting principle (GAAP). SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, the adoption of SFAS 157 will have on its financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP. Accordingly, adoption of the FSP had no effect on its financial statements.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115”, under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company is currently assessing the impact, if any, the adoption of SFAS 159 will have on its financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company is currently evaluating the effect of this pronouncement on financial statements.

Note 3 - Supplemental disclosure of cash flow information

Income taxes paid for the years ended June 30, 2007, 2006 and 2005 amounted to $447,911, $2,554,136, and $4,058,169, respectively.

Interest paid for the years ended June 30, 2007, 2006 and 2005 amounted to $280,628, $231,520, and $0, respectively.

Capital contribution for the amount of $5,128,000 was contributed by buildings on December 22, 2006.

Note 4 - Debt

Short Term Bank Loans

Short term loans represent amounts due to various banks which are due within one year, and these loans can be renewed with the banks. The Company’s short term bank loans consisted of the following:

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

	June 30,	June 30,
	2007	2006
Loan from Communication Bank, due various dates from September 2006 to September 2007. Interest rate at 5.022% to 7.344% per annum, monthly interest payment. Guaranteed by related party, Jiangbo Chinese-Western Pharmacy.	$2,630,000	$3,756,000

Loan from Commercial Bank, due September 2006. Interest rate at 7.254% per annum. Monthly interest payment. Guaranteed by the Company's buildings and land use rights.	-	1,878,000

Loan from Hua Xia Bank, due April 2008. Interest rate at 6.39% per annum. Guaranteed by the Company's buildings and land use rights.	1,972,500	-
Total:	$4,602,500	$5,634,000

The loans are secured by buildings and land use rights with carrying values as follows:

	June 30,	June 30,
	2007	2006
Buildings	$4,143,723	$4,085,154
Land use rights	885,918	866,205
Total	$5,029,641	$4,951,359

Total interest expenses amounted to $280,628, $231,520 and $0 for the years ended June 30, 2007, 2006 and 2005, respectively.

Notes Payable

Notes payable represent amounts due to various banks which are normally secured and are typically renewed. The Company’s notes payables consisted of the following:

	June 30,	June 30,
	2007	2006
Commercial Bank, various amounts, due from July 2007	$8,279,240	8,215,777
to December 2007. 100% of restricted cash deposited

Communication Bank, due from July 2007 to December
2007. 100% of restricted cash deposited	131,500	217,222
Total	$8,410,740	$8,432,999

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

Note 5 - Related party transactions

Accounts receivable - related parties

The Company is engaged in business activities with three related parties, Jiangbo Chinese-Western Pharmacy, Laiyang Jiangbo Medicals, Co., Ltd and Yantai Jiangbo Pharmaceuticals Co., Ltd. At June 30, 2007 and 2006, accounts receivable from product sales due from the three companies owned by the Company's Chief Executive Officer and major shareholders amounted to $498,940 and $413,850, respectively. For the years ended June 30, 2007, 2006, and 2005, the Company recorded net revenues of $3,018,502, $2,471,143 and $1,248,691 to Jiangbo Chinese-Western Pharmacy, $436,909, $231,722, and $441,265 to Laiyang Jiangbo Medicals, Co., Ltd and $478,470, $1,210,587, and $209,310 to Yantai Jiangbo Pharmaceuticals Co., Ltd., respectively.  In general, accounts receivable due from related parties are payable in cash and are due within 3 to 6 months.

Other payable - related parties

Prior to fiscal year 2007, the Company receives advances from its director, shareholders and related parties for its operating activities. At June 30, 2007, the Company had payable balances due to its shareholders and related parties amounting $757,531 and $175,601 respectively. At June 30, 2006, the Company had payable balances due to its director, shareholders and related parties totaling $2,456,852, $1,397,602 and $795,237, respectively. These advances are short-term in nature and bears interest rate at 5.84%, and 6.03%, for 2007 and 2006, respectively. The interest rate for 2007 was calculated by using the Company’s 2007 average outstanding bank loan interest rate; and the interest rate for 2006 was calculated by using the 2006 Bank of China 6 months to 1 year basic bank loan interest rate. The amount is expected to be repaid in the form of cash.

At June 30, 2007 and 2006, other payable-related parties consisted of the following:

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

	2007	2006
Payable to Cao Wubo, Chief Executive Officer and Chairman of the Board, with annual interest at 5.84% and 6.03%, for 2007 and 2006 respectively, and unsecured.	$447,531	$2,456,852

Payable to Xun Guihong, shareholder and sister of CEO’s spouse, with annual interest at 5.84% and 6.03%, for 2007 and 2006 respectively, and unsecured.	280,334	1,369,358

Payable to Zhang Yihua, shareholder of the Company and Yantai Jiangbo Pharmaceuticals, and nephew of CEO, with annual interest at 5.84% and 6.03%, for 2007 and 2006 respectively, and unsecured.	29,665	28,244

Payable to Yantai Jiangbo Pharmaceuticals, an affiliated company, with annual interest at 5.84% and 6.03%, for 2007 and 2006 respectively, and unsecured.	106,910	727,788

Payable to Laiyang Jiangbo Medicals, an affiliated company, with annual interest at 5.84% and 6.03%, for 2007 and 2006 respectively, and unsecured.	68,249	67,029

Payable to Xun Guifang, who is the direct relative of
one of the Company's shareholder	443	420
Total other payable-related parties	$933,132	$4,649,691

Note 6 - Dividend payable

Dividends declared are split pro rata between the shareholders according to their ownership interest. The payment of the dividends may occur at different times to the shareholders. As of June 30, 2007, the Company had a dividend payable balance amounting to $10,520,000.

Note 7 - Taxes payable

Income Taxes

The PRC local government has provided various incentives to companies in order to encourage economic development. Such incentives include reduced tax rates and other measures. Laiyang Jiangbo was originally subject to 33% income tax rate. For the period from January 1, 2007 to June 30, 2007, the Chinese local government exempted all of the Company's taxes due as of June 30, 2007. The Company received $9,931,919 tax exemption as of June 30, 2007, $3,338,774 was reflected as reduction of the provision of income taxes and $6,593,145 was recorded as non-operating income. Total tax exemption for the year ended June 30, 2007 is summarized as follows:

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

June 30, 2007
VAT tax exemption	$6,126,464
Income tax exemption	2,986,806
City construction tax exemption	510,362
Others	308,287
Total	$9,931,919

The table below summarizes the differences between the U.S. statutory federal rate and the Company’s effective tax rate and as follows for years ended June 30, 2007, 2006 and 2005:

	2007	2006	2005

U.S. Statutory rates	34.0%	34.0%	34.0%
Foreign income not recognized in the U.S.	(34.0%)	(34.0%)	(34.0%)
China income taxes	33.0%	33.0%	33.0%
China income tax exemption	(18.6%)	0.0%	0.0%
Total provision for income taxes	14.4%	33.0%	33.0%

Value added tax

The Company is subject to value added tax (“VAT”) for manufacturing products and business tax for services provided. The applicable VAT tax rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid value added taxes (“VAT”) based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date of which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient. According to the PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

Taxes payable as of June 30 are as follows:

	2007	2006
Value added taxes	$-	$962,033
Income taxes	-	1,076,799
Other taxes	(12,153)	108,055
Total	$(12,153)	$2,146,887

Note 8 - Shareholder's equity

Common Stock

At inception, Karmoya issued 1,000 shares of common stock to its founder. The shares were value at par value. On September 20, 2007, the Company issued 9,000 shares of common stock to nine individuals at par value. The balance of $10,000 is shown in Subscriptions Receivable on the accompanying consolidated financial statements. As part of its agreements with shareholders, the Company will receive the entire $10,000 in October 2007.

On September 20, 2007, Karmoya acquired 100% of Union Well. Union Well was established on May 9, 2007 with a registered capital of $1,000. The amount is shown in Subscriptions Receivable on the accompanying consolidated financial statements. The $1,000 is due in October 2007.

Registered Capital Contribution Receivable

On September 17, 2007, Union Well established GJBT in PRC as a 100% wholly owned foreign limited liability subsidiary (“WFOE”) with registered capital of $12 million. PRC laws require the owner of the WFOE to contribute at least 15% of the registered capital within 90 days of its business license issuance date and the remaining balance is required to be contributed within two years of the business license issuance date. The Company will fund the $3,000,000 by December 17, 2007 and the remaining balance of $9,000,000 by September 17, 2009 required under the PRC law. These amounts are shown in Registered capital contribution receivable in the accompanying consolidated financial statements.

Note 9 - Statutory reserves

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of People's Republic of China ("PRC GAAP"). Appropriation to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities' registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

The statutory surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

KARMOYA INTERNATIONAL LIMITED AND SUBSIDARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2007

The discretionary surplus fund may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. The Company's Board of Directors decided not to make an appropriation to this reserve for 2007 and 2006.

According to the Company's articles, the Company should appropriate 10% of the net profit as statutory surplus reserve. For the year ended June 30, 2007 and 2006, the Company appropriated to the statutory surplus reserve in the amount of $2,157,637 and $648,667, respectively.

Note 10 - Major customers and suppliers

For the years ended June 30, 2007, 2006 and 2005, five customers accounted for approximately 33.3%, 30.5% and 47.4%, respectively, of the Company's sales. These five customers represent 28.9% and 26.5% of the Company's total accounts receivable as of June 30, 2007 and 2006, respectively.

For the years ended June 30, 2007, 2006 and 2005, five suppliers accounted for approximately 87.2%, 75.9% and 84.6% respectively, of the Company's purchases. These five suppliers represent 55.6% and 66.9% of the Company's total accounts payable as of June 30, 2007 and 2006, respectively.

Note 11 - Current vulnerability due to certain concentrations

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 12 - Subsequent event

On September 10, 2007, the Company renewed its short term bank loan agreement with Communication Bank. The loan bears interest rate at 5.87% per annum and is due on September 10, 2008.

On October 1, 2007, Genesis executed a Share Acquisition and Exchange Agreement by and among Genesis and the Company, and the shareholders of 100% of the Company's capital stock. At Closing, Genesis issued 5,995,780 shares of its Series B Voting Convertible Preferred Stock and 597 shares of its common stock to the Company's shareholders in exchange for 100% of the Company's capital stock. The shares of Series B Preferred Stock issued are convertible, in the aggregate, into 299,789,000 shares of Genesis's common stock that, when combined with the 597 common shares issued to the Company’s shareholders, would equal 75% of the issued and outstanding shares of Genesis's common stock on a fully-diluted basis if the preferred shares were to be converted on the closing date of the Exchange Agreement.